                              M E M O R A N D U M


To: Russell V. Corsini, Jr.                     Date: October 25, 1996


From:  Robert J. Murray                    Subject: Employment
                                                    Agreement


The following is an outline of the employment agreement between you and NEBS. The provisions illustrated below constitute the total benefits which will be provided to you as part of your agreement.

1.   PAY/STATUS INFORMATION
     ----------------------

     (a) Your last day of regular work in Groton will be November 1, 1996. You will then work on special projects as mutually agreed.

     (b) You will receive your current, regular pay (on a monthly basis) for a period of eight (8) months following your last day of work in Groton. This will encompass the period of November 2, 1996 through June 30, 1997.

     (c) You will continue your employment with NEBS from July 1, 1997 to July 24, 2003 with compensation equal to $4,166.66 per month, or $50,000 on an annualized basis. This compensation will be paid to you on a monthly basis until such time you reach the age of 60 (subject to (d) below). You would then be eligible to officially retire from active employment with NEBS and begin collecting retirement benefits and applicable fringe benefits.

     (d) You will be paid $50,000 by NEBS from July 1, 1997 through June 30, 1998 regardless of any other employment you may obtain during that period. After June 30, 1998, however, if you obtain employment (before your official retirement from NEBS) comparable to your current position and compensation, this package will end. For purposes of this agreement, comparable employment shall be defined as follows: a position that pays a base salary of at least $200,000 annually; if a position you obtain includes a bonus, any bonus amounts in excess of 50% of your base salary shall be counted as part of base salary for purposes of determining comparable employment under this agreement. If you obtain a position that pays a base salary of $150,000 or more, your annual compensation from NEBS shall be reduced on a dollar for dollar basis, except that you shall be paid no less than $10,000 annually during the term of this agreement as long as your position is not comparable as defined above. The $200,000 salary figure used to define comparable employment

                                                         Russell V. Corsini, Jr.
                                                                October 25, 1996
                                                                          Page 2

     shall be adjusted annually beginning in calendar year 1998 according to the Social Security Cost of Living Adjustment. You agree that you shall be responsible for reporting to NEBS any change in your position that would require an adjustment in compensation under this agreement.

2.   PAYCHECK DISTRIBUTION
     ---------------------

     (a) If you have your pay automatically deposited, this process will continue through your final separation or retirement date. Your paystub will be mailed to your home on regularly scheduled paydays.

     (b) If you do not have automatic deposit, your paycheck will be mailed to your home.

3.   EXECUTIVE BONUS DISTRIBUTION
     ----------------------------

     You will be eligible to receive a FY97 Executive Bonus payout, prorated through November 1, 1996, if such a payout is earned based on the attainment of the Company's FY97 revenue and earnings goals at such time as all other payments are made under the plan.


4.   OUTPLACEMENT ASSISTANCE
     -----------------------

     (a) You will receive appropriate stationery items to assist in resume preparation and job search process.


     (b) To assist you in your search for a new job, NEBS will provide you with outplacement counseling at a cost not to exceed 15% of your base pay ($202,700 x .15 = $30,405), by a company of your choice, through June 30, 1998.

5.   MEDICAL/DENTAL PLAN
     -------------------

     (a) Continuation Should you leave the Company before age 60:
         --------------------------------------------------------

     Medical/Dental/Vision Plan Coverage available to NEBS employees (if applicable) will remain in effect through your last day worked (including your time as an employee under this agreement) plus 30 days. Normal payroll deductions for your share of the premium will continue to be deducted from your pay on a pretax basis. Any other payments available to employees, such as the benefit bonus, shall be paid to you (if you are eligible).

     Should you become eligible for group medical/dental coverage from a new employer, please notify Corporate Compensation and Benefits.

                                                         Russell V. Corsini, Jr.
                                                                October 25, 1996
                                                                          Page 3



     Should you leave the Company before age 60 you will be provided with appropriate COBRA information.

6.   FRINGE BENEFIT ELIGIBILITY
     --------------------------

     You will be eligible for the benefits described in the Fringe Benefits Summary for NEBS Officers if you remain actively employed by the Company through retirement as described in Section 2.

     These are some of the post-retirement benefits currently available to retired NEBS officers upon attainment of early retirement at age 60:


                   *   Health Insurance
                   *   Dental Insurance
                   *   Lahey Clinic Physicals
                   *   NEBS Matching Gift Program


     Please note the following additional provisions of your fringe benefit eligibility:

     In the event of your death, medical/dental insurance will continue for your spouse until her death, subject to a change in NEBS' group benefit policies. Coverage for any other eligible dependents will continue until they reach the age of 19 (25 if full-time students).

     Your group life benefit will be based on your annualized salary in force at the time of your death.

     You will remain eligible for employee discounts while you are employed by NEBS.

     You will remain eligible to participate in the NEBS Matching Gifts program while you are employed by NEBS.

7.   FLEXIBLE SPENDING ACCOUNTS
     --------------------------

     Payroll deductions for Health Care Flexible Spending Accounts will continue during your employment on a pre-tax basis, if elected.

8.   LIFE INSURANCE
     --------------

     Your basic, supplemental, and dependent life insurance will end effective with your retirement date or date you leave the Company before age 60. While you are

                                                         Russell V. Corsini, Jr.
                                                                October 25, 1996
                                                                          Page 4



     employed by the Company your group life plan will be based on your annualized salary in force at the time of your death.

9.   ACCIDENTAL DEATH AND DISMEMBERMENT
     ----------------------------------

     Your coverage under this plan ends on your retirement date or date you leave the Company before age 60. There is no conversion opportunity under this plan.

10.  BUSINESS TRAVEL ACCIDENT INSURANCE
     ----------------------------------

     Your coverage under this program ends on your retirement date or date you leave the Company before age 60. There is no conversion opportunity under this plan.

11.  DISABILITY PROGRAMS
     -------------------

     Short-Term Disability coverage ceases on your retirement date or date you leave the Company before age 60. Long-Term Disability insurance ceases 31 days after your retirement date or date you leave the Company before age
     60. There is no conversion opportunity under these plans.

12.  INVESTMENT PLUS 401(k) PLAN
     ---------------------------

     If you are currently participating in the Investment Plus Plan your contributions will cease on your retirement date or date you leave the Company before age 60. If you have an account balance, you will receive more information regarding your plan distribution options within six weeks of your termination date.

     If you have any questions, please call Seth Canter, Corporate Compensation and Benefits Department, (508) 448-6111, Ext. 3446.

13.  STOCK OPTIONS
     -------------

     As you possess unexercised grants, you will have until the official end of the option(s) or July 24, 2003, whichever is earlier, to exercise those options. Your stock option grants will continue to vest during your employment.

14.  PENSION BENEFITS
     ----------------

     You will receive a retirement benefit in accordance with the NEBS retirement plans as amended from time to time. According to the plan(s) in effect at the time of this agreement, your benefit would be based on 21+ years of service with the Company (assuming you remain at NEBS in the status described above until age 60). Your actual retirement benefit under this plan would be calculated by averaging your earnings over the highest five years of compensation of the last ten years of your employment.

     Your estimated retirement benefit is as follows:
          ---------

          * Effective July 25, 2003 you will be eligible for an "early" retirement benefit of approximately $3,504.21 per month.

          * Effective July 25, 2008 you will be eligible for the retirement benefit of approximately $5,153.00 per month.

     Please note that the above figures are used for illustrative purposes only and that your actual benefits at the time of your retirement may differ. Should you wish additional information regarding your NEBS' pension benefits, please contact Seth Canter in the Corporate Compensation and Benefits Department.

15.  VACATION
     --------

     You will continue to earn vacation time through June 30, 1997. You will be paid for the vacation time you have accrued as of June 30, 1997 in a separate check. No vacation time will be accrued after July 1, 1997.

16.  FINANCIAL COUNSELING
     --------------------

     You may continue to use the financial planning services of G. W. Wade, Inc. while you are employed by NEBS.

17.  EMPLOYEE ASSISTANCE PROGRAM
     ---------------------------

     You and your eligible dependents may continue to use this benefit during your separation period. The name and telephone number of the EAP consultant are as follows:

                    Laupheimer Associates
                    (800) 558-5509

18.  HOME ADDRESS
     ------------

     In order for the Company to distribute income tax statements, Investment Plus statements, pension benefits, and other distributions, it is essential for your to keep the Human Resources Department informed of your correct home address by writing to:

                                                         Russell V. Corsini, Jr.
                                                                October 25, 1996
                                                                          Page 6


               NEBS, Inc.
               Attn:  Marsha Beers
               Corporate Compensation and Benefits Dept.
               500 Main Street
               Groton, MA  01471

19.  USE AND DISCLOSURE OF TRADE SECRETS AND OTHER CONFIDENTIAL
     ----------------------------------------------------------
     INFORMATION.
     ------------

     You represent that to the best of your knowledge, you do not now have, and you agree that you shall promptly return to NEBS, anything tangible or electronically kept or stored which constitutes, represents, evidences or records any trade secret or other confidential information of NEBS, retaining no copies thereof. You agree that you will not any time after November 1, 1996, directly or indirectly, use or disclose to any person any trade secrets or other confidential information of NEBS.

     The term "trade secret or other confidential information" shall mean any secret or confidential scientific, design, process, procedures, formula, invention or improvement, including without limitation, marketing plans or strategies, product development plans, business acquisition plans, new personnel acquisition plans, technical processes, research and development processes, and each of the Company's customer lists. Also, this includes and is not limited to any new market development plans and/or plans for strategic alliances either domestic or international.

     If you enter into any employment with a competitor of NEBS prior to June 30, 1998, or if you use or disclose trade secrets or other confidential information of NEBS as defined in the preceding paragraph at any time, your severance pay and benefits will be immediately terminated. Companies or other entities that shall be considered competitors of NEBS for purposes of this section shall be determined by NEBS in its sole discretion.

If you have any questions regarding your benefits please contact Seth Canter at Groton ext. 3446.

New England Business Service, Inc.

By:  /s/ Robert J. Murray                         Dated: December 5, 1996
    ---------------------                                ----------------
     Robert J. Murray

     /s/ Russell V. Corsini, Jr.                  Dated: December 10, 1996
    ----------------------------                         -----------------
     Russell V. Corsini, Jr.